Exhibit (c)(16)

Exhibit (c)(16) Project Dynamo Negotiation Summary January 3, 2023

Negotiation Summary Key Events ï,— On August 17, 2022, Phillips 66 (PSX) offered to acquire all outstanding publicly held common units of DCP Midstream, LP (DCP) for $34.75 per common unit in cashï,¡ The DCP Board of Directors subsequently authorized the Conflicts Committee to review and negotiate the transactionï,¡ The Conflicts Committee hired Evercore Group L.L.C. as financial advisorï,— On September 22, 2022, Evercore provided DCP management with its initial information request listï,¡ Due diligence process was initiated on that dateï,— On September 29, 2022, DCP management conducted a management presentation to the DCP Conflicts Committee and its advisorsï,— On October 10, 2022, projected financial forecast and estimated incremental efficiencies were provided to Evercoreï,— Between November 2, 2022 and December 22, 2022, the DCP Conflicts Committee and PSX exchanged proposals ï,— On December 31, 2022, PSX and the DCP Conflicts Committee agreed to PSX’s final counteroffer of $41.75 per common unit in cash Summary of Proposals Offer Price Implied Premium to DCP Unit Price as of: DCP Closing Price Proposal (1) Proposal Date (Previous Day) Offer Price 8/17/22 11/2/22 11/11/22 11/23/22 11/28/22 12/1/22 12/6/22 12/14/22 12/16/22 12/17/22 12/19/22 12/19/22 12/22/22 12/31/22 Initial PSX Offer 8/17/22 $34.75 (1) $34.75—N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A 1st DCP CC Counter 11/2/22 $39.14 $49.00 41.0% 25.2% N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A 1st PSX Counter 11/11/22 $39.49 $38.25 10.1% (2.3%) (3.1%) N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A 2nd DCP CC Counter 11/23/22 $38.49 $47.25 36.0% 20.7% 19.7% 22.8% N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A 2nd PSX Counter 11/28/22 $39.00 $39.25 12.9% 0.3% (0.6%) 2.0% 0.6% N/A N/A N/A N/A N/A N/A N/A N/A N/A 3rd DCP CC Counter 12/1/22 $39.34 $46.25 33.1% 18.2% 17.1% 20.2% 18.6% 17.6% N/A N/A N/A N/A N/A N/A N/A N/A 3rd PSX Counter 12/6/22 $39.27 $39.75 14.4% 1.6% 0.7% 3.3% 1.9% 1.0% 1.2% N/A N/A N/A N/A N/A N/A N/A 4th DCP CC Counter 12/14/22 $39.09 $44.75 28.8% 14.3% 13.3% 16.3% 14.7% 13.8% 14.0% 14.5% N/A N/A N/A N/A N/A N/A 4th PSX Counter 12/16/22 $38.12 $40.50 16.5% 3.5% 2.6% 5.2% 3.8% 2.9% 3.1% 3.6% 6.2% N/A N/A N/A N/A N/A 5th DCP CC Counter 12/17/22 $38.74 $43.25 24.5% 10.5% 9.5% 12.4% 10.9% 9.9% 10.1% 10.6% 13.5% 11.6% N/A N/A N/A N/A 5th PSX Counter 12/19/22 $38.74 $41.00 18.0% 4.8% 3.8% 6.5% 5.1% 4.2% 4.4% 4.9% 7.6% 5.8% 5.8% N/A N/A N/A 6th DCP CC Counter 12/19/22 $38.31 (1) $42.75 23.0% 9.2% 8.3% 11.1% 9.6% 8.7% 8.9% 9.4% 12.1% 10.4% 10.4% 11.6% N/A N/A 6th PSX Counter 12/22/22 $38.31 $41.75 20.1% 6.7% 5.7% 8.5% 7.1% 6.1% 6.3% 6.8% 9.5% 7.8% 7.8% 9.0% 9.0% N/A Final Agreement 12/31/22 $38.79 $41.75 20.1% 6.7% 5.7% 8.5% 7.1% 6.1% 6.3% 6.8% 9.5% 7.8% 7.8% 9.0% 9.0% 7.6% Source: Factset as of 12/30/2022. 1. Reflects same-day, undisturbed closing price (offer made after market close). 1

Selected Meeting Overview Meeting Detail Meeting Date Attendees DCP Forecast Model Discussion 9/26/2022 PSX, DCP, Barclays PSX, DCP, Barclays, Bracewell, Initial Management Presentation 9/29/2022 Evercore, Conflicts Committee DCP Forecast Model Discussion 10/6/2022 PSX, DCP, Barclays PSX, DCP, Barclays, Bracewell, Evercore Diligence Call 10/24/2022 Evercore Barclays / Evercore Input Discussion 11/6/2022 Barclays, Evercore PSX, DCP, Barclays, Bracewell, Evercore Discussion with DCP Management 11/21/2022 Evercore 2

DCP | Purchase Price Ratio Analysis Purchase Price Ratio Analysis ($ in millions, except per share data) PSX SQ DCP SQ Initial 1st PSX 2nd PSX 3rd PSX 4th PSX 5th PSX 6th PSX Final 6th DCP CC 5th DCP CC 4th DCP CC 3rd DCP CC 2nd DCP CC 1st DCP CC Offer Counter Counter Counter Counter Counter Counter Agreement Counter Counter Counter Counter Counter Counter 9/30/22 12/31/22 (8/17/22) (11/11/22) (11/28/22) (12/6/22) (12/16/22) (12/19/22) (12/22/22) (12/31/22) (12/19/22) (12/17/22) (12/14/22) (12/1/22) (11/23/22) (11/2/22) Price as of 12/30/22 $104.08 $38.79 $34.75 $38.25 $39.25 $39.75 $40.50 $41.00 $41.75 $41.75 $42.75 $43.25 $44.75 $46.25 $47.25 $49.00 Premium / (Discount) to Undisturbed Price (8/17/22) 15.8% $89.87 11.6% $34.75—10.1% 12.9% 14.4% 16.5% 18.0% 20.1% 20.1% 23.0% 24.5% 28.8% 33.1% 36.0% 41.0% Premium / (Discount) to 52-Week High (8.3%) $113.53 (3.6%) $40.23 (13.6%) (4.9%) (2.4%) (1.2%) 0.7% 1.9% 3.8% 3.8% 6.3% 7.5% 11.2% 15.0% 17.4% 21.8% Premium / (Discount) to 52-Week VWAP 15.6% $90.04 10.3% $35.15 (1.1%) 8.8% 11.7% 13.1% 15.2% 16.6% 18.8% 18.8% 21.6% 23.0% 27.3% 31.6% 34.4% 39.4% Premium / (Discount) to Median Analyst Target Price (13.3%) $120.00 (13.8%) $45.00 (22.8%) (15.0%) (12.8%) (11.7%) (10.0%) (8.9%) (7.2%) (7.2%) (5.0%) (3.9%) (0.6%) 2.8% 5.0% 8.9% Common Shares / Units Outstanding 478.1 208.4 208.4 208.4 208.4 208.4 208.4 208.4 208.4 208.4 208.4 208.4 208.4 208.4 208.4 208.4 Total Equity Value $49,764 $8,084 $7,242 $7,971 $8,180 $8,284 $8,440 $8,544 $8,701 $8,701 $8,909 $9,013 $9,326 $9,638 $9,847 $10,211 Total Debt 17,804 5,331 5,331 5,331 5,331 5,331 5,331 5,331 5,331 5,331 5,331 5,331 5,331 5,331 5,331 5,331 Preferred Equity—271 271 271 271 271 271 271 271 271 271 271 271 271 271 271 Non-Controlling Interest 5,076 25 25 25 25 25 25 25 25 25 25 25 25 25 25 25 Cash (3,744) — — — — — — ——Enterprise Value $68,900 $13,711 $12,869 $13,598 $13,807 $13,911 $14,067 $14,171 $14,328 $14,328 $14,536 $14,640 $14,953 $15,265 $15,474 $15,839 Public Units Oustanding 90.6 90.6 90.6 90.6 90.6 90.6 90.6 90.6 90.6 90.6 90.6 90.6 90.6 90.6 90.6 Total Value of Public Units $3,515 $3,149 $3,466 $3,556 $3,602 $3,670 $3,715 $3,783 $3,783 $3,874 $3,919 $4,055 $4,191 $4,281 $4,440 Implied Exchange Ratio 0.373x 0.334x 0.368x 0.377x 0.382x 0.389x 0.394x 0.401x 0.401x 0.411x 0.416x 0.430x 0.444x 0.454x 0.471x Enterprise Value as a Multiple of: Data Data Adj. EBITDA 2022E $9,671 7.1x $1,749 7.8x 7.4x 7.8x 7.9x 8.0x 8.0x 8.1x 8.2x 8.2x 8.3x 8.4x 8.5x 8.7x 8.8x 9.1x 2023E $8,096 8.5x $1,698 8.1x 7.6x 8.0x 8.1x 8.2x 8.3x 8.3x 8.4x 8.4x 8.6x 8.6x 8.8x 9.0x 9.1x 9.3x 2024E $8,185 8.4x $1,578 8.7x 8.2x 8.6x 8.8x 8.8x 8.9x 9.0x 9.1x 9.1x 9.2x 9.3x 9.5x 9.7x 9.8x 10.0x Yield Analysis: Levered Free Cash Flow 2022E $12.72 12.2% $3.04 7.8% 8.7% 7.9% 7.7% 7.6% 7.5% 7.4% 7.3% 7.3% 7.1% 7.0% 6.8% 6.6% 6.4% 6.2% 2023E $9.62 9.2% $3.60 9.3% 10.4% 9.4% 9.2% 9.1% 8.9% 8.8% 8.6% 8.6% 8.4% 8.3% 8.1% 7.8% 7.6% 7.4% 2024E $9.58 9.2% $3.59 9.3% 10.3% 9.4% 9.1% 9.0% 8.9% 8.8% 8.6% 8.6% 8.4% 8.3% 8.0% 7.8% 7.6% 7.3% Dividends LQA $3.88 3.7% $1.72 4.4% 4.9% 4.5% 4.4% 4.3% 4.2% 4.2% 4.1% 4.1% 4.0% 4.0% 3.8% 3.7% 3.6% 3.5% 2022E $3.75 3.6% $1.68 4.3% 4.8% 4.4% 4.3% 4.2% 4.1% 4.1% 4.0% 4.0% 3.9% 3.9% 3.8% 3.6% 3.6% 3.4% 2023E $3.90 3.7% $1.72 4.4% 4.9% 4.5% 4.4% 4.3% 4.2% 4.2% 4.1% 4.1% 4.0% 4.0% 3.8% 3.7% 3.6% 3.5% 2024E $4.13 4.0% $1.72 4.4% 4.9% 4.5% 4.4% 4.3% 4.2% 4.2% 4.1% 4.1% 4.0% 4.0% 3.8% 3.7% 3.6% 3.5% Leverage Total Debt / Adj. EBITDA 2022E $9,671 1.8x $1,749 3.0x 3.0x 3.0x 3.0x 3.0x 3.0x 3.0x 3.0x 3.0x 3.0x 3.0x 3.0x 3.0x 3.0x 3.0x 2023E $8,096 2.2x $1,698 3.1x 3.1x 3.1x 3.1x 3.1x 3.1x 3.1x 3.1x 3.1x 3.1x 3.1x 3.1x 3.1x 3.1x 3.1x 2024E $8,185 2.2x $1,578 3.4x 3.4x 3.4x 3.4x 3.4x 3.4x 3.4x 3.4x 3.4x 3.4x 3.4x 3.4x 3.4x 3.4x 3.4x Net Debt / Adj. EBITDA 2022E $9,671 1.5x $1,749 3.0x 3.0x 3.0x 3.0x 3.0x 3.0x 3.0x 3.0x 3.0x 3.0x 3.0x 3.0x 3.0x 3.0x 3.0x 2023E $8,096 1.7x $1,698 3.1x 3.1x 3.1x 3.1x 3.1x 3.1x 3.1x 3.1x 3.1x 3.1x 3.1x 3.1x 3.1x 3.1x 3.1x 2024E $8,185 1.7x $1,578 3.4x 3.4x 3.4x 3.4x 3.4x 3.4x 3.4x 3.4x 3.4x 3.4x 3.4x 3.4x 3.4x 3.4x 3.4x Source: DCP projections and 12/31/22 balance sheet per DCP Management, provided 10/10/2022. PSX projections per Bloomberg consensus estimates as of 6/15/2022. Market data as of 12/30/2022. 3

Disclaimer This document has been prepared by Barclays Capital Inc. (“Barclays”) for information purposes only. This document is confidential and for the sole and exclusive benefit and internal use of the Recipient in connection with the matter or possible transaction to which this document relates, and no part of it may be reproduced, distributed or transmitted without the prior written permission of Barclays. This document is an indicative summary of the terms and conditions of the transaction described herein and may be amended, superseded or replaced by subsequent summaries. The final terms and conditions of the transaction will be set out in full in the applicable binding transaction document(s). This document is incomplete without reference to, and should be assessed solely in conjunction with, the oral briefing provided by Barclays. Neither Barclays nor any of its subsidiaries or affiliates shall be obliged by having made this document available to you to provide any financial advisory services (whether in relation to the matter or possible transaction to which this document relates or otherwise) or to sell, acquire, place or underwrite any securities or to lend moneys or to provide any other commitment, facility, product, risk management solution or service, nor does Barclays represent by providing this document to the Recipient that it will be possible for Barclays to provide, arrange or undertake any of the aforementioned services, activities, products or solutions. Any commitment by Barclays to provide, arrange or undertake any of the aforementioned services, activities, products or solutions would be subject to Barclays signing appropriate documentation, obtaining all necessary internal approvals and completing due diligence, in each case in a manner satisfactory to Barclays. This document was prepared on the basis of information and data, obtained from publicly available sources and, where applicable, from the Recipient and/or any other entity that may be involved in any transaction or matter contemplated by this document (and/or any of the Recipient’s or the aforementioned entities’ affiliates), in each case prior to or on the date hereof. Barclays makes no warranty or representation, express or implied, as to the accuracy or completeness of information which is contained in this document and which is stated to have been obtained from or is based upon trade and statistical services or other third party sources. The information in this document has not been independently verified by Barclays and Barclays does not assume any liability for any such information. Any data on past performance, modeling or back-testing contained herein is no indication as to future performance. No representation is made as to the reasonableness of the assumptions made within or the accuracy or completeness of any modeling or back-testing or any other information contained herein. All opinions and estimates are given as of the date hereof and are subject to change and Barclays assumes no obligation to update this document to reflect any such changes. The value of any investment may fluctuate as a result of market changes. The information herein is not intended to predict actual results and no assurances are given with respect thereto. Nothing herein shall be deemed to constitute investment, legal, tax, financial, accounting or other advice. The Recipient is responsible for making its own independent investigation and appraisal of the risks, benefits, appropriateness and suitability of any transaction or matter contemplated by this document and Barclays is not making any recommendation (personal or otherwise) or giving any investment advice and will have no liability with respect thereto. The decision to proceed with any transaction or action contemplated by this document must be made by the Recipient in the light of its own commercial assessments and Barclays will not be responsible for such assessments. Neither Barclays nor any of its subsidiaries or affiliates, nor any of their respective directors, officers, employees, advisors or other representatives (Barclays together with such persons being the “Barclays Group”) accepts any liability whatsoever for any direct, indirect or consequential losses (in contract, tort or otherwise) arising from the use of this document or its contents or any reliance on the information contained herein. Barclays Group is not responsible for any specialized advice (including financial, tax, legal and accounting, among other advice). This document does not constitute nor does it form part of an offer to sell or purchase, or the solicitation of an offer to sell or purchase, any securities or any of the businesses or assets described herein or an offer or recommendation to enter into any transaction described herein nor does this document constitute an offer or commitment to provide, arrange or underwrite any financing. Members of the Barclays Group are involved in a wide range of commercial banking, investment banking and other activities out of which conflicting interests or duties may arise. In the ordinary course of its business, the Barclays Group may provide services to any other entity or person whether or not a member of the same group as the Recipient (a “Third Party”), engage in any transaction (whether on its own account, on behalf of any Third Party or otherwise, and including any transaction or matter contemplated by this document), notwithstanding that such services, transactions or actions may be adverse to the Recipient or any member of the Recipient’s group, and the Barclays Group may retain for its own benefit any related remuneration or profit. The Barclays Group operates in accordance with a conflicts of interest policy which identifies conflicts of interest it faces in the ordinary course of its business, and establishes organisational and procedural measures to manage those conflicts where it is reasonably able to do so. Neither Barclays nor any other part of the Barclays Group shall have any duty to disclose to the Recipient or utilise for the Recipient’s benefit any non-public information acquired in the course of providing services to any other person, engaging in any transaction (on its own account or otherwise) or otherwise carrying on its business. The Barclays Group’s research analysts and research departments are independent from its banking business and are subject to certain regulations and internal policies. The Barclays Group’s research analysts may hold opinions and make statements or investment recommendations and/or publish research reports with respect to any company referred to herein, the transactions contemplated herein or any person or entity involved therein or related thereto that differ from or are inconsistent with the views or advice communicated by the Barclays Group’s banking business. Barclays is a full service securities firm and as such from time to time may effect transactions for its own account or the account of its clients and hold long or short positions in debt, equity or other securities of the companies referred to herein or in other financial products and instruments. Unless otherwise expressly agreed or provided for in other applicable Barclays disclosures governing such transactions or required by law or regulation, Barclays conducts these activities as principal and executes its principal transactions as an arm’s length counterparty. Barclays does not act as a fiduciary in relation to these transactions. THIS DOCUMENT DOES NOT DISCLOSE ALL THE RISKS AND OTHER SIGNIFICANT ISSUES RELATED TO AN INVESTMENT IN THE SECURITIES, FINANCIAL INSTRUMENTS OR TRANSACTIONS DESCRIBED HEREIN. PRIOR TO TRANSACTING, YOU SHOULD ENSURE THAT YOU FULLY UNDERSTAND THE TERMS OF THE TRANSACTION AND ANY APPLICABLE RISKS. The information contained herein is not intended to be distributed to any prospective or actual investors and, accordingly, may not be shown or given to any person other than the recipient, and is not to be forwarded to any other person (including any retail investor or customer), copied or otherwise reproduced or distributed to any such person in any manner whatsoever. FAILURE TO COMPLY WITH THIS DIRECTIVE CAN RESULT IN A VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED. These materials have not been produced by the Barclays Group’s research department and do not constitute investment research or a research recommendation for the purposes of the Financial Conduct Authority rules or a research report under applicable U.S. law. Barclays Capital Inc. is the United States investment bank of Barclays Bank PLC. Barclays Bank PLC is authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority (Financial Services Register No. 122702). Registered in England. Registered No. 1026167. Registered office: 1 Churchill Place, London E14 5HP. Copyright Barclays Bank PLC, 2023 (all rights reserved). 4